Exhibit 99.(j)(3)

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) made and entered into as of this ________ day of ______________, 2014 by and among Little Harbor MultiStrategy Composite Fund, a Delaware statutory trust (the “Fund”), and UMB Bank, N.A., a national banking association organized and existing under the laws of the United States of America (the “Escrow Agent”).

RECITALS

WHEREAS, the Fund is registered as a closed-end “management company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and proposes to qualify as an “interval fund” in accordance with Rule 23c-3 under the 1940 Act;

WHEREAS, as such, the Fund proposes to (a) offer and sell shares of beneficial interest, no par value, of the Fund (“Shares”) to investors (the “Offering”) pursuant to the Fund’s registration statement on Form N-2 (File Nos. 333-191707; 811-22891), as supplemented or amended from time to time (the “Offering Document”), as well as (b) periodically repurchase Shares in connection with tender offers made by the Fund to its shareholders (each, a “Tender Offer”); and

WHEREAS, to facilitate such purchases and repurchases of Shares pursuant to the Offering and all Tender Offers, respectively, the parties hereto desire that UMB Bank, N.A. act as escrow agent.

AGREEMENT

NOW, THEREFORE, the Fund and the Escrow Agent agree as follows:

1.

Appointment of Escrow Agent; Establishment of Escrow Account.

(a)

The Fund hereby appoints UMB Bank, N.A. to act as escrow agent, to hold in escrow as further described herein all cash and other assets (collectively, “Escrowed Assets”): (i) received from investors intending to use such cash and other assets to subscribe for Shares pursuant to the Offering and (ii) received from the Fund representing amounts to be paid to investors who have tendered their Shares pursuant to a Tender Offering, and the Escrow Agent hereby accepts such appointment.

(b)

On or prior to the time when the Securities and Exchange Commission declares the Offering Document effective (the “Effective Time”), the Escrow Agent shall establish an account on its records (the “Escrow Account”) to hold Escrowed Assets. The Escrow Account shall appear on the records of the Escrow Agent as “UMB Bank as Agent for Little Harbor MultiStrategy Composite Fund – Escrow Account.” For the purposes described herein, the Escrow Account shall be the sole account of the Fund for holding Escrowed Assets on the records of the Escrow Agent from the Effective Time until the earlier of such time as (i) the Fund closes the Escrow Account, (ii) the Escrow Agent resigns as escrow agent, or (iii) this Agreement terminates (the “Escrow Period”).

(c)

The Escrow Account shall consist of two (2) segregated sub-accounts: (i) the “Subscription Sub-Account,” which will hold all funds received from investors intending to subscribe for Shares pursuant to the Offering (collectively, the “Escrowed Subscription Funds”); and (ii) the “Repurchase Sub-Account,” which will hold all funds received from the Fund representing amounts to be paid to investors who have tendered their Shares pursuant to a Tender Offering (“Repurchase Proceeds”), until such funds are required to be released as provided herein.

2.

Operation of the Escrow Account.

(a)

Subscription Sub-Account.

(i)

During the Escrow Period, persons intending to subscribe for Shares by check will be instructed to make such checks payable to the order of “UMB Bank, N.A., as escrow agent for Little Harbor MultiStrategy Composite Fund.” All Escrowed Subscription Funds will be promptly deposited and held in the Subscription Sub-Account until such funds are disbursed in accordance with Section 2(a)(ii); provided, however, that if the proceeds of any of checks that are deposited into the Subscription Sub-Account are returned to the Escrow Agent for nonpayment, the Escrow Agent shall promptly notify the Fund in writing via mail, e-mail or facsimile of such nonpayment, and the Escrow Agent is authorized to debit the Subscription Sub-Account an amount equal to the amount originally deposited.

(ii)

The Fund shall send written notice to the Escrow Agent notifying the Escrow Agent of the date when the Fund will commence operations (the “Fund Commencement Date”). Beginning with the Fund Commencement Date, the Escrow Agent will (A) deliver to the Fund’s custodian for deposit into its custody account, all Escrowed Funds then held in the Subscription Sub-Account, and the Escrow Agent shall from that point forward, transfer on the first business day of each month all Escrowed Funds then held in the Subscription Sub-Account, to the Fund’s custodian for deposit into its custody account, unless otherwise directed by the Fund or (B) promptly upon receipt of written instructions from the Fund or the Transfer Agent, deliver an amount and to such person in such manner as provided in the instructions.

(iii)

Nothing in this Section 2(a) shall require the Escrow Agent to maintain on behalf of the Fund’s transfer agent (the “Transfer Agent”) a written record of each subscription setting forth, among other things, (A) the subscriber’s name and address; (B) the number of Shares purchased by such subscriber; and (C) the amount paid by such subscriber for such Shares; provided, however, that the Escrow Agent shall provide the Transfer Agent with all electronic files and information needed by the Transfer Agent to perform its duties as transfer agent under its agreement with the Fund.

(b)

Repurchase Sub-Account.

(i)

The Fund may from time to time deposit Repurchase Proceeds in the Repurchase Sub-Account.

(ii)

The Escrow Agent will deliver some or all of the funds then held in the Repurchase Sub-Account to such persons, at such addresses, in such amounts, and on such date as instructed in writing by the Fund or the Transfer Agent; provided that the then-balance of the Repurchase Account equals the aggregate amount to be distributed as provided in the Fund’s or Transfer Agent’s written instruction. The Escrow Agreement will notify the Fund and the Transfer Agent immediately if the then-balance of the Repurchase Sub-Account does not equal the aggregate amount to be distributed as provided in the Fund’s or Transfer Agent’s written instruction and, if requested pursuant to additional written instructions from the Fund or the Transfer Agent retransfer such amounts at such times to the Fund as provided in such instructions.

3.

Escrowed Funds.

(a)

The Escrow Account shall be a non-interest bearing account unless otherwise directed by the Fund in writing.

(b)

Neither the Escrow Account nor any assets held in the Escrow Account will be subject to any right, charge, security interest, lien or claim of any kind in favor of the Escrow Agent, any affiliate of the Escrow Agent, or any of their creditors.

4.

Duties of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent is not a party to, or bound by, any other agreement among the other parties hereto, and the Escrow Agent’s duties shall be determined solely by reference to this Agreement. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any other party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.

5.

Liability of the Escrow Agent; Indemnification. The Escrow Agent acts hereunder as a depository only. The Escrow Agent is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of this Agreement or with respect to the form of execution of the same. The Escrow Agent, and its affiliates, shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person(s). The Escrow Agent, and its affiliates, shall not be held liable for any error in judgment made in good faith by an officer or employee of the Escrow Agent unless it shall be proved that the Escrow Agent, or its affiliates, was grossly negligent or reckless or acted intentionally in bad faith or with willful misconduct. The Escrow Agent shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

The Escrow Agent may consult legal counsel and shall exercise reasonable care in the selection of such counsel, in the event of any dispute or question as to the construction of any provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the reasonable opinion or instructions of such counsel.

The Escrow Agent, and its affiliates, shall not be responsible, may conclusively rely upon and shall be protected, indemnified and held harmless by the Fund, for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Escrow Agent, and its affiliates, be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document, property or this Agreement.

In the event that the Escrow Agent shall become involved in any arbitration or litigation relating to the Escrowed Funds, the Escrow Agent is authorized to comply with any final, binding and non-appealable decision reached through such arbitration or litigation.

The Fund hereby agrees to indemnify the Escrow Agent, and its affiliates, for, and to hold it harmless against any loss, liability or expense incurred in connection herewith without gross negligence, recklessness, bad faith or willful misconduct on the part of the Escrow Agent, including, without limitation, reasonable legal or other fees arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including, without limitation, the costs and expenses of defending itself against any claim of liability in the premises or any action for interpleader. The Escrow Agent, or its affiliates, shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing, except that the Escrow Agent, and its affiliates, shall not be indemnified against any loss, liability or expense arising out of its own gross negligence, recklessness, bad faith or willful misconduct. Such indemnity shall survive the termination or discharge of this Agreement or resignation of the Escrow Agent.

6.

The Escrow Agent’s Fee. The Escrow Agent shall be entitled to fees and expenses for its regular services as the Escrow Agent as set forth in Exhibit A. Additionally, the Escrow Agent is entitled to reasonable fees for extraordinary services and reimbursement of any reasonable documented out-of-pocket and extraordinary costs and expenses related to its obligations as the Escrow Agent under this Agreement, including, but not limited to, reasonable attorneys’ fees; provided, however, that the Fund will not be liable under this Section 6 for any individual expense of the Escrow Agent for any documented out-of-pocket and extraordinary costs and expenses in an amount that is greater than $5,000 without the Fund’s express written consent. All of the Escrow Agent’s compensation, costs and expenses shall be paid by the Fund.

7.

Security Interests. No party to this Agreement shall grant a security interest in any monies or other property deposited with the Escrow Agent under this Agreement, or otherwise create a lien, encumbrance or other claim against such monies or borrow against the same.

8.

Dispute. In the event of any disagreement between the undersigned or the person or persons named in the instructions contained in this Agreement, or any other person, resulting in adverse claims and demands being made in connection with or for any papers, money or property involved herein, or affected hereby, the Escrow Agent shall be entitled to refuse to comply with any demand or claim as long as such disagreement shall continue, and in so refusing to make any delivery or other disposition of any money, papers or property involved or affected hereby, the Escrow Agent shall not be or become liable to the undersigned or to any person named in such instructions for its refusal to comply with such conflicting or adverse demands, and the Escrow Agent shall be entitled to refuse and refrain to act until: (a) the rights of the adverse claimants shall have been fully and finally adjudicated in a court assuming and having jurisdiction of the parties and money, papers and property involved herein or affected hereby; or (b) all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing, signed by all the interested parties.

9.

Resignation of the Escrow Agent. The Escrow Agent may resign or be removed, at any time, for any reason, by written notice of its resignation or removal to the proper parties at their respective addresses as set forth herein, at least 60 days before the date specified for such resignation or removal to take effect. Upon the effective date of such resignation or removal:

(a)

all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent as may be designated in writing by the Fund, whereupon the Escrow Agent’s obligations hereunder shall cease and terminate;

(b)

if no such successor escrow agent has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate, and the Escrow Agent’s sole responsibility thereafter shall be to keep all property then held by it and to deliver the same to a person designated in writing by the Fund or in accordance with the directions of a final order or judgment of a court of competent jurisdiction; and

(c)

if no such successor escrow agent has been designated by such date, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor agent; further the Escrow Agent may pay into court all monies and property deposited with the Escrow Agent under this Agreement.

10.

Notices. All notices, demands and requests required or permitted to be given under the provisions hereof must be in writing and shall be deemed to have been sufficiently given, upon receipt, if (i) personally delivered, (ii) sent by telecopy and confirmed by phone, (iii) sent by electronic mail and confirmed by electronic mail confirmation of receipt or by telephone, or (iv) mailed by registered or certified mail, with return receipt requested, delivered as follows:

(1) If to the Fund:

Little Harbor MultiStrategy Composite Fund

30 Doaks Lane

Marblehead, Massachusetts 01945

Attention: Chief Legal Officer

Telephone: 781-639-3000 x103

Facsimile: 781-639-8549

(2) If to the Escrow Agent:

UMB Bank, N.A.

1010 Grand Blvd., 4th Floor

Mail Stop: 1020409

Kansas City, Missouri 64106

Attention: Lara Stevens,

Corporate Trust & Escrow Services

Telephone: (816) 860-3017

Facsimile: (816) 860-3029

11.

Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri without regard to the principles of conflicts of law.

12.

Binding Effect; Benefit. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.

13.

Modification. This Agreement may be amended, modified or terminated at any time by a writing executed by the Fund and the Escrow Agent.

14.

Assignability. This Agreement shall not be assigned by the Escrow Agent without the Fund’s prior written consent.

15.

Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

16.

Headings. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way, the meaning or interpretation of this Agreement.

17.

Severability. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and it supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No failure or delay of either party in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

18.

Earnings Allocation; Tax Matters; Patriot Act Compliance. The Fund or its agent shall be responsible for all tax reporting under this Agreement. The Fund shall provide to the Escrow

Agent upon the execution of this Agreement any documentation requested and any information reasonably requested by the Escrow Agent to comply with the USA Patriot Act of 2001, as amended from time to time.

19.

Miscellaneous. This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted and shall be construed as if all parties had jointly prepared this Agreement and it shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all of the parties hereto participated equally in the drafting hereof; and any uncertainty or ambiguity shall not be interpreted against any one party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

20.

Termination of the Escrow Agreement. This Agreement, except for Sections 5 and 9 hereof, which shall continue in effect, shall terminate upon written notice from the Fund to the Escrow Agent.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

FUND:

Little Harbor MultiStrategy Composite Fund

By:

________________________

Name:

________________________

Title:

________________________

ESCROW AGENT:

UMB Bank, N.A.

By:

________________________

Name:

________________________

Title:

________________________

EXHIBIT A

ESCROW FEES AND EXPENSES

[Redacted]